EXHIBIT 99.1

SMTC Appoints Claude Germain and Alex Walker as Permanent Co-CEOs

TORONTO, June 21, 2011 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX), a global electronics manufacturing services (EMS) provider, today announced that the Board of Directors has unanimously appointed Claude Germain and Alex Walker as permanent Co-CEOs, effective immediately. Alex Walker will remain on the Board of Directors but will resign as Chairman of the Board; David Sandberg will assume the role of Chairman of the Board of Directors.

David Sandberg stated, "Over the past several months, the Board of Directors followed a rigorous process, carefully evaluating many strong candidates. We are confident in our selection of Alex and Claude as permanent Co-CEOs and believe that the probability of success under this structure increases exponentially given their complementary skill sets.   Claude and Alex have successfully worked together for years and bring expertise in sales leadership, operations, finance, M&A, logistics, and contract manufacturing experience. Claude's role will be to focus on growing the top line at SMTC as well as organizational renewal, while Alex will focus on Operations, Finance and M&A. The Board believes that under their leadership, more responsive, effective, and transparent business decisions will be made. With the CEO selection process complete, we can now turn our attention towards executing our strategic plan."

"Over the last 2 months, we have seen tremendous opportunities to grow this business profitably," stated Claude Germain. "We intend to deliver more disciplined execution through a more entrepreneurial and customer centric culture at SMTC. Our focus at present is on driving increased sales growth, rightsizing our cost structure and creating a leaner and more flexible organization. In the short timeframe we have been involved at SMTC, we already see benefits of this focus and are looking forward to announcing new customer wins shortly."

Alex Walker added, "This company has not reached its full potential with respect to its ability to operate profitably. We intend to focus on increasing the bottom line and ROI through improved processes and better decision making. We will also be actively pursuing opportunistic M&A transactions in order to accelerate the growth of this business. We are looking forward to working with the Board to provide increased transparency, more consistent earnings performance and ultimately better financial returns to our shareholders. We remain committed to sharply reducing working capital levels and costs in this business, and expect to see solid reductions in both areas in the current quarter."

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1,000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2011, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

CONTACT: Jane Todd
         Senior Vice President, Finance and Chief Financial Officer
         (905) 479-1810, ext 2465
         Email: jane.todd@smtc.com